UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________

FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2025
North Haven Net REIT
(Exact name of registrant as specified in its charter)

Maryland	000-56611	92-2570735
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1585 Broadway, 33rd Floor
New York, NY 10036
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 761-2340
Not Applicable
(Former Name or Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.
On April 3, 2025, North Haven Net REIT, a Maryland statutory trust (the “Company”), entered into an agreement for the purchase and sale of real estate (the “Purchase Agreement”) with Nissan North America, Inc. (the “Seller”). Pursuant to the Purchase Agreement, the Company acquired a portfolio of four industrial properties (the “Acquired Properties”) from the Seller for an aggregate purchase price of approximately $343 million, inclusive of transaction costs (the “Acquisition”). The Acquisition was effectuated concurrently with the execution of the Purchase Agreement and funded with cash on hand. Upon closing of the Acquisition, the Acquired Properties were leased back to the Seller pursuant to a triple net master lease. Prior to the Acquisition, the Acquired Properties had no prior leasing history, given that the Acquired Properties were owner-occupied. The Acquired Properties are located in the following metropolitan statistical areas: Los Angeles, Dallas, Chicago and New York-Newark-Jersey City.

Item 3.02 Unregistered Sales of Equity Securities.
In connection with the continuous private offering of the Company, on April 1, 2025, the Company sold an aggregate of 1,338,573 common shares (the “Shares”) for aggregate consideration of approximately $27.1 million, plus applicable upfront selling commissions and dealer manager fees, at the most recently determined net asset value per share. The offer and sale of the Shares was exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder.
The following table details the Shares sold:

Title of Securities	Number of Shares Sold	Aggregate Consideration (1)
Class S Common Shares	617,314	$12,569,758
Class I Common Shares	642,890	$12,984,000
Class E Common Shares	78,369	$1,587,400

(1) Includes upfront selling commissions and dealer manager fees for Class S Common Shares of $0.1 million.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH HAVEN NET REIT

Date: April 7, 2025	By:	/s/ Douglas Armer
	Name:	Douglas Armer
	Title:	Chief Financial Officer and Head of Capital Markets